                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                 FORM 8-A





                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                        CBCT Bancshares, Inc.
       (Exact name of registrant as specified in its charter)



   Maryland                                                   74-2957339
(State of incorporation or organization)                  (I.R.S. Employer

                                                         Identification No.)


312 Main Street, Smithville, Texas                     78957-2035
(Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act.


                              None
                           (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:


               Common Stock, par value $.01 per share
                            (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

For a description of the Registrant's securities, reference is made to "Description of Capital Stock of CBCT Bancshares, Inc.", Our Policy Regarding "Dividends" and "Market for the Common Stock" in the Registrant's Pre-Effective Amendment No. Two to the Registration Statement on Form SB-2 (Registration Number 333-33102) dated June 2, 2000 which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of CBCT Bancshares, Inc. and Community Bank" in the Registrant's Pre-Effective Amendment No. Two to the Registration Statement on Form SB-2 referenced above.


Item 2.  Exhibits.

         1. Pre-Effective Amendment No. Two to the Registration Statement on Form SB-2 (Registration Number 333-33102) dated June 2, 2000 is hereby incorporated by reference.

         2. Articles of Incorporation, filed as Exhibit 3.1 to the Registration Statement on Form SB-2 (Registration Number 333-33102) dated March 23, 2000 is hereby incorporated by reference.

         3. Bylaws, filed as Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration Number 333-33102) dated March 23, 2000 is hereby incorporated by reference.

         4. Specimen Stock Certificate, filed as Exhibit 4 to the Registration Statement on Form SB-2 (Registration Number 333-33102) dated March 23, 2000 is hereby incorporated by reference.

                              SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  CBCT BANCSHARES, INC.



Date: June 20, 2000                  By:/s/ BRAD M. HURTA
                                                  Brad M. Hurta, President and
                                                   Chief Executive Officer